Exhibit 99.2

SUPPLEMENTAL DISCLOSURE
PACKAGE

March 31, 2025

Urban Edge Properties
12 East 49th Street, New York, NY 10017
NY Office: 212-956-0082
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
March 31, 2025
(unaudited)

TABLE OF CONTENTS
Page
Press Release
First Quarter 2025 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	12

Consolidated Financial Statements
Consolidated Balance Sheets	13
Consolidated Statements of Income	14

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	15
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	16
Funds from Operations	17
Market Capitalization, Debt Ratios and Liquidity	18
Additional Disclosures	19

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	20
Leasing Activity	21
Leases Executed but Not Yet Rent Commenced	22
Retail Portfolio Lease Expiration Schedules	23

Property Data
Property Status Report	25
Property Acquisitions and Dispositions	28
Development, Redevelopment and Anchor Repositioning Projects	29

Debt Schedules
Debt Summary	31
Mortgage Debt Summary	32
Debt Maturity Schedule	33

Urban Edge Properties		For additional information:
12 East 49th Street		Mark Langer, EVP and
New York, NY 10017		Chief Financial Officer
212-956-0082

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports First Quarter 2025 Results

NEW YORK, NY, April 30, 2025 - Urban Edge Properties (NYSE: UE) (the "Company") today announced its results for the quarter ended March 31, 2025.
"Urban Edge delivered a great first quarter with FFO as Adjusted increasing by 6.0% and same-property NOI increasing by 3.8% over the first quarter of last year,” said Jeff Olson, Chairman and CEO. “Rent growth is accelerating throughout our markets as occupancy rates are nearing all-time highs and new development is limited. Our capital recycling efforts are advancing with $66 million of assets sold or under contract at a weighted average capitalization rate of 5%. Our team is focused on continuing to execute on our strategic plan, capitalizing on the robust demand in our markets through our leasing, redevelopment, and investment strategies.”

Financial Results(1)(2)

(in thousands, except per share amounts)	1Q25	1Q24
Net income attributable to common shareholders	$8,198	$2,603
Net income per diluted share	0.07	0.02
Funds from Operations ("FFO")	45,458	39,050
FFO per diluted share	0.35	0.32
FFO as Adjusted	45,921	40,818
FFO as Adjusted per diluted share	0.35	0.33
Increases in net income, FFO and FFO as Adjusted for the three months ended March 31, 2025 were primarily driven by rent commencements on new leases from our signed but not open pipeline, higher net recovery revenue and growth from acquisitions completed in 2024.

Same-Property Operating Results Compared to the Prior Year Period(3)

1Q25
Same-property Net Operating Income ("NOI") growth	3.6%
Same-property NOI growth, including properties in redevelopment	3.8%
Increases in same-property NOI metrics for the three months ended March 31, 2025 were primarily driven by rent commencements on new leases from our signed but not open pipeline and higher net recovery revenue.

Operating Results(1)
•Reported consolidated portfolio leased occupancy of 96.4%, an increase of 30 basis points compared to March 31, 2024, and a decrease of 40 basis points compared to December 31, 2024. The decrease in occupancy is primarily driven by the recapture of anchor spaces related to tenants in bankruptcy.
•Reported same-property portfolio leased occupancy of 96.6%, a decrease of 10 basis points compared to March 31, 2024 and 50 basis points compared to December 31, 2024.
•Shop leased occupancy increased to 92.4%, up 400 basis points compared to March 31, 2024, and 150 basis points compared to December 31, 2024.
•Executed 42 new leases, renewals and options totaling 434,000 sf during the quarter. New leases totaled 118,000 sf, of which 36,000 sf was on a same-space basis and generated an average cash spread of 34.3%. New leases, renewals and options totaled 351,000 sf on a same-space basis and generated an average cash spread of 10.2%.

•As of March 31, 2025, the Company signed leases that have not yet rent commenced that are expected to generate an additional $25.1 million of future annual gross rent, representing approximately 9% of current annualized NOI. Approximately $4.4 million of this amount is expected to be recognized in the remainder of 2025.

Acquisition and Disposition Activity
On April 25, 2025, the Company completed the sale of a portion of its Bergen Town Center East property, located in Paramus, NJ, for a price of $25 million. The transaction was structured as part of a Section 1031 exchange with the acquisition of The Village at Waugh Chapel, allowing for the deferral of capital gains resulting from the sale for tax purposes. In addition, the Company has two assets under contract for a combined sales price of $41.2 million. The weighted average capitalization rate on assets sold and under contract is approximately 5%.

Leasing, Development and Redevelopment
During the quarter, the Company executed 118,000 sf of new leases including leases with Trader Joe's, Burlington, Sephora, Cava and Sweetgreen.
The Company activated two redevelopment projects totaling $13.7 million and stabilized five redevelopment projects with the rent commencements of Ross Dress for Less at Amherst Commons, World Market and Ani Ramen at Bergen Town Center, Urology Hub at The Outlets at Montehiedra, and Atlantic Health at Manalapan Commons. The five projects had estimated aggregate costs of $21.7 million.
The Company now has $156.4 million of active redevelopment projects underway, with estimated remaining costs to complete of $84.8 million. The active redevelopment projects are expected to generate an approximate 14% yield.

Balance Sheet and Liquidity(1)(4)(5)
Balance sheet highlights as of March 31, 2025 include:
•Total liquidity of approximately $791 million, consisting of $98 million of cash on hand and $693 million available under the Company's $800 million revolving credit agreement, including undrawn letters of credit.
•Mortgages payable of $1.58 billion, with a weighted average term to maturity of 4.5 years, all of which is fixed rate or hedged.
•The Company has limited debt maturities coming due through December 31, 2026 including $23.6 million in December 2025 and $115.4 million in December 2026, aggregating $139 million, which represents approximately 8% of outstanding debt.
•$75 million drawn on our $800 million revolving credit agreement that matures on February 9, 2027, with two six-month extension options. Subsequent to the quarter, the Company repaid $25 million of this balance.
•Total market capitalization of approximately $4.17 billion, comprised of 132.4 million fully-diluted common shares valued at $2.52 billion and $1.66 billion of debt.
•Net debt to total market capitalization of 37%.

2025 Outlook
The Company has updated its 2025 full-year guidance range for net income estimating $0.40 to $0.45 per diluted share including expected gains on dispositions, and is reiterating its previous guidance ranges for FFO of $1.36 to $1.41 per diluted share and FFO as Adjusted of $1.37 to $1.42 per diluted share. A reconciliation of the range of estimated earnings, FFO and FFO as Adjusted, as well as the assumptions used in our guidance can be found on page 3 of this release.

Earnings Conference Call Information
The Company will host an earnings conference call and audio webcast on April 30, 2025 at 8:30am ET. All interested parties can access the earnings call by dialing 1-877-407-9716 (Toll Free) or 1-201-493-6779 (Toll/International) using conference ID 13751995. The call will also be webcast and available in listen-only mode on the investors page of our website: www.uedge.com. A replay will be available at the webcast link on the investors page for one year following the conclusion of the call. A telephonic replay of the call will also be available starting April 30, 2025 at 11:30am ET through May 14, 2025 at 11:59pm ET by dialing 1-844-512-2921 (Toll Free) or 1-412-317-6671 (Toll/International) using conference ID 13751995.

(1) Refer to "Non-GAAP Financial Measures" and "Operating Metrics" for definitions and additional detail. Reported consolidated occupancy excludes the impact of Sunrise Mall. Including Sunrise Mall, consolidated portfolio leased occupancy was 91.1% at March 31, 2025.
(2) Refer to page 7 for a reconciliation of net income to FFO and FFO as Adjusted for the quarter ended March 31, 2025.
(3) Refer to page 8 for a reconciliation of net income to NOI and Same-Property NOI for the quarter ended March 31, 2025.
(4) Net debt as of March 31, 2025 is calculated as total consolidated debt of $1.7 billion less total cash and cash equivalents, including restricted cash, of $98 million.
(5) Refer to page 18 for the calculation of market capitalization as of March 31, 2025.

2025 Earnings Guidance
The Company has updated its 2025 full-year guidance range for net income estimating $0.40 to $0.45 per diluted share including expected gains on dispositions, and is reiterating its previous guidance ranges for FFO of $1.36 to $1.41 per diluted share and FFO as Adjusted of $1.37 to $1.42 per diluted share. Below is a summary of the Company's 2025 outlook, assumptions used in its forecasting, and a reconciliation of the range of estimated earnings, FFO, and FFO as Adjusted per diluted share.

	Previous Guidance	Revised Guidance
Net income per diluted share	$0.32 - $0.37	$0.40 - $0.45
Net income attributable to common shareholders per diluted share	$0.31 - $0.35	$0.39 - $0.44
FFO per diluted share	$1.36 - $1.41	$1.36 - $1.41
FFO as Adjusted per diluted share	$1.37 - $1.42	$1.37 - $1.42
The Company's 2025 full-year FFO outlook is based on the following assumptions:
•Same-property NOI growth, including properties in redevelopment, of 3.0% to 4.0%.
•Dispositions of $66 million, reflecting activity under contract and completed year-to-date. Proceeds expected to be redeployed into Section 1031 acquisition transactions.
•Recurring G&A expenses ranging from $35 million to $36.5 million.
•Interest and debt expense ranging from $78.5 million to $80.5 million.
•Excludes items that impact FFO comparability, including gains and/or losses on extinguishment of debt, transaction, severance, litigation, or any one-time items outside of the ordinary course of business.

	Guidance 2025E		Per Diluted Share(1)
(in thousands, except per share amounts)	Low	High	Low	High
Net income	$52,500	$59,000	$0.40	$0.45
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(2,800)	(3,200)	(0.02)	(0.02)
Consolidated subsidiaries	1,100	1,100	0.01	0.01
Net income attributable to common shareholders	50,800	56,900	0.39	0.44
Adjustments:
Rental property depreciation and amortization	136,900	136,900	1.05	1.05
Gain on sale of real estate	(13,000)	(13,000)	(0.10)	(0.10)
Limited partnership interests in operating partnership	2,800	3,200	0.02	0.02
FFO Applicable to diluted common shareholders	177,500	184,000	1.36	1.41
Adjustments to FFO:
Transaction, severance, litigation and other expenses	1,400	1,400	0.01	0.01
Non-cash adjustments	(100)	(100)	—	—
Gain on extinguishment of debt	(500)	(500)	—	—
FFO as Adjusted applicable to diluted common shareholders	$178,300	$184,800	$1.37	$1.42
(1) Amounts may not foot due to rounding.

The following table is a reconciliation bridging our 2024 FFO per diluted share to the Company's estimated 2025 FFO per diluted share:

	Per Diluted Share(1)
	Low	High
2024 FFO applicable to diluted common shareholders	$1.48	$1.48
2024 Items impacting FFO comparability(2)	(0.14)	(0.14)
2025 Items impacting FFO comparability(2)	(0.01)	(0.01)
Same-property NOI growth, including redevelopment	0.06	0.07
Acquisitions net of dispositions NOI growth	0.01	0.01
Interest and debt expense	(0.01)	—
Recurring general and administrative	(0.01)	0.01
Straight-line rent and non-cash items	(0.01)	—
Lease termination and other income	(0.01)	(0.01)
2025 FFO applicable to diluted common shareholders	$1.36	$1.41
(1) Amounts may not foot due to rounding.
(2) Includes adjustments to FFO for fiscal year 2024 and expected adjustments for fiscal year 2025 which impact comparability. See "Reconciliation of net income to FFO and FFO as Adjusted" on page 7 for actual adjustments year-to-date and our fourth quarter 2024 Supplemental Disclosure Package for 2024 adjustments.

The Company is providing a projection of anticipated net income solely to satisfy the disclosure requirements of the Securities and Exchange Commission ("SEC"). The Company's projections are based on management’s current beliefs and assumptions about the Company's business, and the industry and the markets in which it operates; there are known and unknown risks and uncertainties associated with these projections. There can be no assurance that our actual results will not differ from the guidance set forth above. The Company assumes no obligation to update publicly any forward-looking statements, including its 2025 earnings guidance, whether as a result of new information, future events or otherwise. Please refer to the “Forward-Looking Statements” disclosures on page 10 of this document and “Risk Factors” disclosed in the Company's annual and quarterly reports filed with the SEC for more information.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. Additionally, the Company's computation of non-GAAP metrics may not be comparable to similarly titled non-GAAP metrics reported by other real estate investment trusts ("REITs") or real estate companies that define these metrics differently and, as a result, it is important to understand the manner in which the Company defines and calculates each of its non-GAAP metrics. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:
•FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. FFO, as defined by the National Association of Real Estate Investment Trusts ("Nareit") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT's main business, earnings from consolidated partially owned entities and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminishes predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.
•FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
•NOI: The Company uses NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level and through the Company's captive insurance program, adjusted for non-cash rental income and expense, impairments on depreciable real estate or land, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses NOI margin, calculated as NOI divided by total property revenue, which the Company believes is useful to investors for similar reasons.
•Same-property NOI: The Company provides disclosure of NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared, which total 65 properties for the three months ended March 31, 2025 and 2024. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired, sold, or that are in the foreclosure process during the periods being compared, and results of our captive insurance program. As such, same-property NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition, disposition, or foreclosure of properties and results of our captive insurance program during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of NOI on a same-property basis adjusted to include redevelopment properties. Same-property NOI may include other adjustments as detailed in the Reconciliation of Net Income to NOI and same-property NOI included in the tables accompanying this press release.
•EBITDAre and Adjusted EBITDAre: EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit's Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax (benefit) expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included in the tables accompanying this press release. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of March 31, 2025, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage. The presentation of EBITDAre and Adjusted EBITDAre is consistent with EBITDA and Adjusted EBITDA as presented in prior periods.
The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics
The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics used by the Company are useful to investors in facilitating an understanding of the operational performance for our properties.
Recovery ratios represent the percentage of operating expenses recuperated through tenant reimbursements. This metric is presented on a same-property and same-property including redevelopment basis and is calculated by dividing tenant expense reimbursements (adjusted to exclude any ancillary income) by the sum of real estate taxes and property operating expenses.
Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and include leases signed, but for which rent has not yet commenced. Same-property portfolio leased occupancy includes properties that have been owned and operated for the entirety of the reporting periods being compared, which total 65 properties for the three months ended March 31, 2025 and 2024. Occupancy metrics presented for the Company's same-property portfolio exclude properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold, and properties that are in the foreclosure process during the periods being compared.
Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease.
The Company occasionally provides disclosures by tenant categories which include anchors, shops and industrial/self-storage. Anchors and shops are further broken down by local, regional and national tenants. We define anchor tenants as those who have a leased area of >10,000 sf. Local tenants are defined as those with less than five locations. Regional tenants are those with five or more locations in a single region. National tenants are defined as those with five or more locations and operate in two or more regions.

Reconciliation of Net Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the three months ended March 31, 2025 and 2024. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 5 for a description of FFO and FFO as Adjusted.

	Three Months Ended March 31,
(in thousands, except per share amounts)	2025	2024
Net income	$8,382	$2,445
Less net (income) loss attributable to noncontrolling interests in:
Consolidated subsidiaries	248	276
Operating partnership	(432)	(118)
Net income attributable to common shareholders	8,198	2,603
Adjustments:
Rental property depreciation and amortization	36,828	38,231
Limited partnership interests in operating partnership	432	118
Gain on sale of real estate	—	(1,902)
FFO Applicable to diluted common shareholders	45,458	39,050
FFO per diluted common share(1)	0.35	0.32
Adjustments to FFO:
Transaction, severance and litigation expenses	1,024	109
Non-cash adjustments(2)	(63)	576
(Gain) loss on extinguishment of debt	(498)	272
Tenant bankruptcy settlement income	—	(10)
Impact of property in foreclosure	—	821
FFO as Adjusted applicable to diluted common shareholders	$45,921	$40,818
FFO as Adjusted per diluted common share(1)	$0.35	$0.33

Weighted Average diluted common shares(1)	130,328	122,814
(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three months ended March 31, 2025 and 2024, respectively, are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) Includes the acceleration and write-off of lease intangibles related to tenant terminations and bankruptcies.

Reconciliation of Net Income to NOI and Same-Property NOI

The following table reflects the reconciliation of net income to NOI, same-property NOI and same-property NOI including properties in redevelopment for the three months ended March 31, 2025 and 2024. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 5 for a description of NOI and same-property NOI.

	Three Months Ended March 31,
(in thousands)	2025	2024
Net income	$8,382	$2,445
Depreciation and amortization	37,195	38,574
Interest and debt expense	19,755	20,577
General and administrative expense	9,531	9,046
(Gain) loss on extinguishment of debt	(498)	272
Other expense	467	225
Income tax expense	619	665
Gain on sale of real estate	—	(1,902)
Interest income	(607)	(688)
Non-cash revenue and expenses	(3,272)	(2,522)
NOI	71,572	66,692
Adjustments:
Tenant bankruptcy settlement income and lease termination income	(61)	(47)
Sunrise Mall net operating loss	295	522
Non-same property NOI and other(1)	(11,793)	(9,255)
Same-property NOI	$60,013	$57,912
NOI related to properties being redeveloped	6,149	5,813
Same-property NOI including properties in redevelopment	$66,162	$63,725
(1) Non-same property NOI includes NOI related to properties being redeveloped and properties acquired, disposed, or that are in the foreclosure process during the periods being compared, and results of the Company's captive insurance program.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

The following table reflects the reconciliation of net income to EBITDAre and Adjusted EBITDAre for the three months ended March 31, 2025 and 2024. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 5 for a description of EBITDAre and Adjusted EBITDAre.

	Three Months Ended March 31,
(in thousands)	2025	2024
Net income	$8,382	$2,445
Depreciation and amortization	37,195	38,574
Interest and debt expense	19,755	20,577
Income tax expense	619	665
Gain on sale of real estate	—	(1,902)
EBITDAre	65,951	60,359
Adjustments for Adjusted EBITDAre:
Transaction, severance and litigation expenses	1,024	109
Non-cash adjustments(1)	(63)	698
(Gain) loss on extinguishment of debt	(498)	272
Tenant bankruptcy settlement income	—	(10)
Impact of property in foreclosure	—	(625)
Adjusted EBITDAre	$66,414	$60,803
(1) Includes the acceleration and write-off of lease intangibles related to tenant terminations and bankruptcies. The adjustment to EBITDAre in calculating Adjusted EBITDAre is inclusive of the portion attributable to the noncontrolling interest in Sunrise Mall.

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of our website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports.
The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.uedge.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following the Company's press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.
ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on owning, managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the Washington, D.C. to Boston corridor. Urban Edge owns 74 properties totaling 17.3 million square feet of gross leasable area.
FORWARD-LOOKING STATEMENTS
Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition, business and targeted occupancy may differ materially from those expressed in these forward-looking statements. You can identify many of these statements by words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this press release. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to control or predict and include, among others: (i) macroeconomic conditions, including geopolitical conditions and instability, and international trade disputes, which may lead to rising inflation, adverse impacts to supply chain, and disruption of, or lack of access to, the capital markets as well as potential volatility in the Company’s share price; (ii) the economic, political and social impact of, and uncertainty relating to, epidemics and pandemics; (iii) the loss or bankruptcy of major tenants; (iv) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration and the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (v) the impact of e-commerce on our tenants’ business; (vi) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (vii) changes in general economic conditions or economic conditions in the markets in which the Company competes, and their effect on the Company’s revenues, earnings and funding sources, and on those of its tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates, rising inflation, and other factors; (ix) the Company’s ability to pay down, refinance, hedge, restructure or extend its indebtedness as it becomes due and potential limitations on the Company’s ability to borrow funds under its existing credit facility as a result of covenants relating to the Company’s financial results; (x) potentially higher costs associated with the Company’s development, redevelopment and anchor repositioning projects, and the Company’s ability to lease the properties at projected rates; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches; (xv) the loss of key executives; and (xvi) the accuracy of methodologies and estimates regarding our environmental, social and governance (collectively, our Corporate Responsibility or “CR”) metrics, goals and targets, tenant willingness and ability to collaborate towards reporting CR metrics and meeting CR goals and targets, and the impact of governmental regulation on our CR efforts. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of the Company's Annual Report on Form 10-K for the year ended December 31, 2024.
We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements included in this press release. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this press release.

URBAN EDGE PROPERTIES
ADDITIONAL INFORMATION
As of March 31, 2025

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited. This Supplemental Disclosure Package should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. The results of operations of any property acquired are included in the Company's financial statements since the date of acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Non-GAAP Financial Measures and Forward-Looking Statements
For additional information regarding non-GAAP financial measures and forward-looking statements, please see pages 5 and 10 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the three months ended March 31, 2025 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

Three Months Ended
Summary Financial Results	March 31, 2025
Total revenue	$118,165
General & administrative expenses (G&A)	$9,531
Recurring G&A(1)	$8,507
Net income attributable to common shareholders	$8,198
Earnings per diluted share	$0.07
Adjusted EBITDAre(2)	$66,414
Funds from operations (FFO)	$45,458
FFO per diluted common share	$0.35
FFO as Adjusted	$45,921
FFO as Adjusted per diluted common share	$0.35
Total dividends paid per share	$0.19
Stock closing price low-high range (NYSE)	$18.34 to $21.61
Weighted average diluted shares used in EPS computations(3)	125,603
Weighted average diluted common shares used in FFO computations(3)	130,328

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	74 / 73
Gross leasable area (GLA) sf - retail portfolio(4)(5)	16,011,000
Weighted average annual rent psf - retail portfolio(4)(5)	$21.03
Consolidated portfolio leased occupancy at end of period(6)	96.4%
Consolidated retail portfolio leased occupancy at end of period(5)	96.4%
Same-property portfolio leased occupancy at end of period(7)	96.6%
Same-property physical occupancy at end of period(7)(8)	94.1%
Same-property NOI growth(7)	3.6%
Same-property NOI growth, including redevelopment properties	3.8%
NOI margin(9)	62.9%
Same-property expense recovery ratio(10)	86.9%
Same-property, including redevelopment, expense recovery ratio(10)	85.5%
New, renewal and option rent spread - cash basis(11)	10.2%
New, renewal and option rent spread - GAAP basis(11)	12.4%
Net debt to total market capitalization(12)	37.3%
Net debt to Adjusted EBITDAre(12)	5.9	x
Adjusted EBITDAre to interest expense(2)	3.6	x
Adjusted EBITDAre to fixed charges(2)	3.0	x
(1) Recurring G&A for the three months ended March 31, 2025 excludes $1.0 million of severance litigation, and transaction expenses.
(2) See computation on page 16.
(3) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for three months ended March 31, 2025 are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(4) GLA - retail portfolio excludes 1.2 million square feet for Sunrise Mall and 58,000 sf of self-storage.
(5) Our retail portfolio includes shopping centers and malls (excluding Sunrise Mall) and excludes self-storage.
(6) Excludes the impact of Sunrise Mall. Including Sunrise Mall, consolidated portfolio leased occupancy was 91.1%.
(7) See "Non-GAAP Financial Measures" on page 5 for the definition of same-property and same-property including redevelopment.
(8) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(9) Excludes the impact of Sunrise Mall. Including Sunrise Mall, NOI margin for the three months ended March 31, 2025 was 62.4%.
(10) Excluding the impact of outlet centers and malls, same-property recovery ratio for the three months ended March 31, 2025 was 91.2% (90.3% including properties in redevelopment).
(11) See computation on page 21.
(12) See computation for the quarter ended March 31, 2025 on page 18.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of March 31, 2025 (unaudited) and December 31, 2024
(in thousands, except share and per share amounts)

	March 31,	December 31,
	2025	2024
ASSETS
Real estate, at cost:
Land	$658,707	$660,198
Buildings and improvements	2,790,212	2,791,728
Construction in progress	288,768	289,057
Furniture, fixtures and equipment	11,715	11,296
Total	3,749,402	3,752,279
Accumulated depreciation and amortization	(891,200)	(886,886)
Real estate, net	2,858,202	2,865,393
Operating lease right-of-use assets	63,797	65,491
Cash and cash equivalents	48,049	41,373
Restricted cash	50,043	49,267
Tenant and other receivables	26,934	20,672
Receivable arising from the straight-lining of rents	61,942	61,164
Identified intangible assets, net of accumulated amortization of $64,425 and $65,027, respectively	101,455	109,827
Deferred leasing costs, net of accumulated amortization of $20,008 and $22,488, respectively	28,607	27,799
Prepaid expenses and other assets	72,981	70,554
Total assets	$3,312,010	$3,311,540

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,567,248	$1,569,753
Unsecured credit facility	75,000	50,000
Operating lease liabilities	60,980	62,585
Accounts payable, accrued expenses and other liabilities	81,772	89,982
Identified intangible liabilities, net of accumulated amortization of $53,016 and $50,275, respectively	174,418	177,496
Total liabilities	1,959,418	1,949,816
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 125,749,490 and 125,450,684 shares issued and outstanding, respectively	1,256	1,253
Additional paid-in capital	1,154,780	1,149,981
Accumulated other comprehensive (loss) income	(2)	177
Accumulated earnings	110,970	126,670
Noncontrolling interests:
Operating partnership	67,262	65,069
Consolidated subsidiaries	18,326	18,574
Total equity	1,352,592	1,361,724
Total liabilities and equity	$3,312,010	$3,311,540

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
For the three months ended March 31, 2025 and 2024 (unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
REVENUE
Rental revenue	$118,092	$109,547
Other income	73	79
Total revenue	118,165	109,626
EXPENSES
Depreciation and amortization	37,195	38,574
Real estate taxes	16,358	17,003
Property operating	22,732	20,506
General and administrative	9,531	9,046
Lease expense	3,371	3,128
Other expense	1,327	—
Total expenses	90,514	88,257
Gain on sale of real estate	—	1,902
Interest income	607	688
Interest and debt expense	(19,755)	(20,577)
Gain (loss) on extinguishment of debt	498	(272)
Income before income taxes	9,001	3,110
Income tax expense	(619)	(665)
Net income	8,382	2,445
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(432)	(118)
Consolidated subsidiaries	248	276
Net income attributable to common shareholders	$8,198	$2,603

Earnings per common share - Basic:	$0.07	$0.02
Earnings per common share - Diluted:	$0.07	$0.02
Weighted average shares outstanding - Basic	125,513	118,072
Weighted average shares outstanding - Diluted	125,603	122,814

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the three months ended March 31, 2025 and 2024
(in thousands)

	Three Months Ended March 31,		Percent Change
	2025	2024
Composition of NOI(1)
Property rentals	$80,889	$76,591
Tenant expense reimbursements	34,651	30,146
Rental revenue deemed (uncollectible) collectible	(764)	296
Total property revenue	114,776	107,033	7.2%
Real estate taxes	(16,357)	(17,003)
Property operating	(23,036)	(20,972)
Lease expense	(2,484)	(2,366)
Other expense	(1,327)	—
Total property operating expenses	(43,204)	(40,341)	7.1%
NOI(1)	$71,572	$66,692	7.3%

NOI margin (NOI / Total property revenue)	62.4%	62.3%

Same-property NOI(1)(2)
Property rentals	$67,084	$64,872
Tenant expense reimbursements	29,883	26,874
Rental revenue deemed (uncollectible) collectible	(631)	228
Total property revenue	96,336	91,974
Real estate taxes	(14,341)	(14,629)
Property operating	(19,995)	(17,068)
Lease expense	(1,987)	(2,365)
Total property operating expenses	(36,323)	(34,062)
Same-property NOI(1)(2)	$60,013	$57,912	3.6%

NOI related to properties being redeveloped(3)	6,149	5,813
Same-property NOI including properties in redevelopment(1)	$66,162	$63,725	3.8%

Same-property physical occupancy	94.1%	93.6%
Same-property leased occupancy	96.6%	96.7%
Number of properties included in same-property analysis	65

(1) NOI excludes non-cash revenue and expenses and includes lease termination income which is adjusted out for the purposes of calculating same-property NOI. Refer to page 8 for a reconciliation of net income to NOI and same-property NOI.
(2) Excludes NOI related to properties acquired, disposed, or that are in the foreclosure process in the comparative periods, Sunrise Mall, and results of the company's captive insurance program.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION for REAL ESTATE (EBITDAre)
For the three months ended March 31, 2025 and 2024
(in thousands)

	Three Months Ended March 31,
	2025		2024
Net income	$8,382		$2,445
Depreciation and amortization	37,195		38,574
Interest expense	18,628		19,558
Amortization of deferred financing costs	1,127		1,019
Income tax expense	619		665
Gain on sale of real estate	—		(1,902)
EBITDAre	65,951		60,359
Adjustments for Adjusted EBITDAre:
Transaction, severance and litigation expenses	1,024		109
Non-cash adjustments(1)	(63)		698
(Gain) loss on extinguishment of debt	(498)		272
Tenant bankruptcy settlement income	—		(10)
Impact of property in foreclosure	—		(625)
Adjusted EBITDAre	$66,414		$60,803

Interest expense	$18,628		$19,558

Adjusted EBITDAre to interest expense	3.6	x	3.1	x

Fixed charges
Interest expense	$18,628		$19,558
Scheduled principal amortization	3,411		3,783
Total fixed charges	$22,039		$23,341

Adjusted EBITDAre to fixed charges	3.0	x	2.6	x

(1) Includes the acceleration and write-off of lease intangibles related to tenant terminations and bankruptcies. The adjustment to EBITDAre in calculating Adjusted EBITDAre is inclusive of the portion attributable to the noncontrolling interest in Sunrise Mall.

URBAN EDGE PROPERTIES
FUNDS FROM OPERATIONS
For the three months ended March 31, 2025
(in thousands, except per share amounts)

	Three Months Ended March 31, 2025
	(in thousands)	(per share)(2)
Net income	$8,382	$0.06
Less net (income) loss attributable to noncontrolling interests in:
Consolidated subsidiaries	248	—
Operating partnership	(432)	—
Net income attributable to common shareholders	8,198	0.06
Adjustments:
Rental property depreciation and amortization	36,828	0.28
Limited partnership interests in operating partnership(1)	432	—
FFO applicable to diluted common shareholders	45,458	0.35
Adjustments to FFO:
Transaction, severance and litigation expenses	1,024	0.01
Non-cash adjustments(3)	(63)	—
Gain on extinguishment of debt	(498)	—
FFO as Adjusted applicable to diluted common shareholders	$45,921	$0.35

Weighted average diluted shares used to calculate EPS	125,603
Assumed conversion of OP and LTIP Units to common shares	4,725
Weighted average diluted common shares - FFO	130,328

(1) Represents earnings allocated to LTIP and OP unitholders for unissued common shares, which have been included for purposes of calculating earnings per diluted share for the periods presented because they are dilutive.
(2) Individual items may not add up due to total rounding.
(3) Includes the acceleration and write-off of lease intangibles related to tenant terminations and bankruptcies.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of March 31, 2025
(in thousands, except share amounts and market price)

	March 31, 2025
Closing market price of common shares	$19.00

Basic common shares	125,749,490
OP and LTIP units	6,675,765
Diluted common shares	132,425,255

Equity market capitalization	$2,516,080

Total consolidated debt(1)	$1,655,602
Cash and cash equivalents including restricted cash	(98,092)
Net debt	$1,557,510

Net Debt to annualized Adjusted EBITDAre(2)	5.9	x

Total consolidated debt(1)	$1,655,602
Equity market capitalization	2,516,080
Total market capitalization	$4,171,682

Net debt to total market capitalization at applicable market price	37.3%

Cash and cash equivalents including restricted cash	$98,092
Available under unsecured credit facility(3)	692,865
Total liquidity	$790,957

(1) Total consolidated debt excludes unamortized debt issuance costs of $13.4 million.
(2) Net debt to Adjusted EBITDAre is calculated based on first quarter 2025 annualized Adjusted EBITDAre.
(3) Availability is net of letters of credit issued. The Company obtained seven letters of credit aggregating $32.1 million which were provided to mortgage lenders and other entities to secure its obligations for certain capital requirements. As of March 31, 2025, the Company had $75 million of outstanding borrowings under the unsecured line of credit. Subsequent to the quarter, the Company repaid $25 million of the balance.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Three Months Ended March 31,
Rental Revenue:	2025	2024
Property rentals	$84,252	$79,154
Tenant expense reimbursements	34,604	30,097
Rental revenue deemed (uncollectible) collectible	(764)	296
Total rental revenue	$118,092	$109,547

	Three Months Ended March 31,
Composition of Property Rentals:	2025	2024
Minimum rent	$79,925	$75,604
Non-cash revenues(1)	3,363	2,575
Percentage rent	903	939
Lease termination income(1)	61	36
Total property rentals	$84,252	$79,154

	Three Months Ended March 31,
Certain Non-Cash Items:	2025	2024
Straight-line rents(2)	$778	$1,086
Amortization of below-market lease intangibles, net(2)	2,585	1,489
Lease expense GAAP adjustments(3)	(91)	(53)
Amortization of deferred financing costs(4)	(1,127)	(1,019)
Capitalized interest(4)	2,802	2,678
Share-based compensation expense(5)	(2,707)	(2,421)

Capital Expenditures:(6)
Development and redevelopment costs	$13,068	$12,246
Maintenance capital expenditures	5,350	6,029
Leasing commissions	1,093	1,645
Tenant improvements and allowances	2,312	1,919
Total capital expenditures	$21,823	$21,839

(1) Amounts are excluded from the calculation of NOI and same-property NOI with the exception of lease termination income which is included in portfolio NOI and excluded from the calculation of same-property NOI. See page 8 for a reconciliation of net income to NOI and same-property NOI.
(2) Amounts included in the financial statement line item "Rental revenue" on the consolidated statements of income.
(3) Amounts consist of amortization of below-market ground lease intangibles and straight-line lease expense, and are included in the financial statement line item "Lease expense" on the consolidated statements of income.
(4) Amounts included in the financial statement line item "Interest and debt expense" on the consolidated statements of income.
(5) Amounts included in the financial statement line item "General and administrative" on the consolidated statements of income.
(6) Amounts presented on a cash basis.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of March 31, 2025

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent ("ABR")	% of total ABR	Weighted average ABR per square foot	Average remaining term of ABR(1)
The TJX Companies(2)	28	873,159	5.1%	$18,608,814	5.7%	$21.31	4.3
Walmart	6	872,522	5.1%	9,939,075	3.0%	11.39	7.8
Kohl's	9	855,561	5.0%	9,691,812	3.0%	11.33	5.5
Burlington	10	501,514	2.9%	9,549,699	2.9%	19.04	5.2
Best Buy	9	409,641	2.4%	9,533,005	2.9%	23.27	5.7
Lowe's Companies	6	976,415	5.7%	9,071,256	2.8%	9.29	4.6
The Home Depot	5	538,742	3.1%	8,925,418	2.7%	16.57	12.9
ShopRite	5	361,053	2.1%	6,826,508	2.1%	18.91	10.2
PetSmart	11	237,034	1.4%	6,467,915	2.0%	27.29	4.5
BJ's Wholesale Club	4	454,297	2.6%	6,340,989	1.9%	13.96	5.1
The Gap(3)	14	208,937	1.2%	5,747,770	1.8%	27.51	4.1
Dick's Sporting Goods(4)	7	278,683	1.6%	5,671,740	1.7%	20.35	6.9
Target Corporation	4	476,146	2.8%	5,565,190	1.7%	11.69	7.6
LA Fitness	6	271,496	1.6%	5,375,443	1.6%	19.80	5.7
Amazon(5)	3	145,279	0.8%	5,093,312	1.6%	35.06	5.9
Nordstrom	4	132,460	0.8%	4,222,894	1.3%	31.88	7.3
Bob's Discount Furniture	5	202,172	1.2%	3,959,530	1.2%	19.58	4.6
Ahold Delhaize (Stop & Shop)	3	212,216	1.2%	3,952,820	1.2%	18.63	5.7
AMC	1	85,000	0.5%	3,267,502	1.0%	38.44	4.8
Ulta	8	83,679	0.5%	3,070,549	0.9%	36.69	4.0
24 Hour Fitness	1	53,750	0.3%	2,700,000	0.8%	50.23	6.8
Five Below	10	93,578	0.5%	2,674,129	0.8%	28.58	4.9
DSW	6	117,766	0.7%	2,630,519	0.8%	22.34	4.9
Anthropologie	1	31,450	0.2%	2,531,725	0.8%	80.50	3.5
Planet Fitness	5	101,046	0.6%	2,495,296	0.8%	24.69	5.8

Total/Weighted Average	171	8,573,596	49.9%	$153,912,910	47.0%	$17.95	6.1

(1) In years excluding tenant renewal options. The weighted average is based on ABR.
(2) Includes Marshalls (16), T.J. Maxx (5), HomeGoods (3), HomeSense (3), and Sierra Trading Post (1).
(3) Includes Old Navy (10), Gap (3), and Banana Republic (1).
(4) Includes Dick's Sporting Goods (4), Golf Galaxy (2), and Public Lands (1).
(5) Includes Whole Foods (2) and Amazon Fresh (1).

Note: Amounts shown in the table above include all retail properties, including those in redevelopment. Amounts are presented on a cash basis other than tenants in free rent periods which are shown at their initial cash rent. The table excludes executed leases that have not yet rent commenced.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the three months ended March 31, 2025

	Three Months Ended March 31, 2025		Year Ended December 31, 2024
	GAAP(2)	Cash(1)	GAAP(2)	Cash(1)
New Leases
Number of new leases executed	18	18	79	79
Total square feet	118,457	118,457	485,153	485,153
Number of same space leases	12	12	55	55
Same space square feet	36,010	36,010	334,972	334,972
Prior rent per square foot	$31.07	$30.70	$21.28	$22.23
New rent per square foot	$45.49	$41.23	$31.34	$27.95
Same space weighted average lease term (years)	8.9	8.9	12.3	12.3
Same space TIs per square foot	N/A	$39.49	N/A	$30.27
Rent spread	46.4%	34.3%	47.3%	25.7%

Renewals & Options
Number of leases executed	24	24	86	86
Total square feet	315,446	315,446	1,910,688	1,910,688
Number of same space leases	24	24	84	84
Same space square feet	315,446	315,446	1,682,610	1,682,610
Prior rent per square foot	$22.75	$22.75	$17.90	$17.94
New rent per square foot	$24.37	$24.22	$19.92	$19.60
Same space weighted average lease term (years)	4.2	4.2	5.6	5.6
Same space TIs per square foot	N/A	$—	N/A	$0.10
Rent spread	7.1%	6.4%	11.3%	9.3%

Total New Leases and Renewals & Options
Number of leases executed	42	42	165	165
Total square feet	433,903	433,903	2,395,841	2,395,841
Number of same space leases	36	36	139	139
Same space square feet	351,456	351,456	2,017,582	2,017,582
Prior rent per square foot	$23.60	$23.56	$18.46	$18.65
New rent per square foot	$26.53	$25.96	$21.82	$20.98
Same space weighted average lease term (years)	4.7	4.7	6.7	6.7
Same space TIs per square foot	N/A	$4.05	N/A	$5.11
Rent spread	12.4%	10.2%	18.2%	12.5%

(1) Rents are not calculated on a straight-line (GAAP) basis. Previous/expiring rent is the rent at expiry. New rent is the rent paid at commencement.
(2) Rents are calculated on a straight-line (GAAP) basis.

URBAN EDGE PROPERTIES
LEASES EXECUTED BUT NOT YET RENT COMMENCED
As of March 31, 2025

The Company has signed leases that have not yet rent commenced that are expected to generate an incremental $25.1 million of future annual gross rent, representing approximately 9% of annualized NOI as of March 31, 2025. Approximately $18.3 million of this amount pertains to leases included in Active Redevelopment Projects on page 29. National and regional tenants represent approximately 95% of the leased but not yet rent commenced pipeline. We expect to recognize approximately $4.4 million of these future gross rents in the remainder of 2025. The below table illustrates the incremental gross rent expected to be recognized in the remainder of 2025 and the following three years, in the respective periods, from commencement of these leases.

Leases Executed But Not Yet Rent Commenced
Gross Rent ($ in millions)
30
25
20
15
10
5
0
$4.4
1.8
2.6
$16.1
5.9
10.2
$22.5
6.8
15.7
$25.1
6.8
18.3
2025
2026
2027
2028
Year
Leases included in redevelopment
Other Leases

Gross rents illustrated in the table above and their impact on same-property metrics in the respective years, based on the current 2025 same-property pool, are as follows:

(in thousands)	2025(1)	2026	2027	2028
Same-property	$3,400	$13,400	$15,700	$16,000
(1) Remainder of 2025.

The below table summarizes the changes in annualized gross rent from leases executed but not yet rent commenced since December 31, 2024:

(in thousands)	Annualized Gross Rent
Leases executed but not yet rent commenced as of December 31, 2024	$25,200
Less: Leases commenced during the first quarter	(4,400)
Plus: Leases executed during the first quarter	4,300
Leases executed but not yet rent commenced as of March 31, 2025	$25,100

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of March 31, 2025

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	2	39,000	0.3%	$16.27	33	98,000	3.5%	$28.67	35	137,000	0.9%	$25.14
2025	3	57,000	0.4%	17.13	44	109,000	3.9%	40.61	47	166,000	1.0%	32.55
2026	22	697,000	5.3%	18.72	99	286,000	10.3%	40.58	121	983,000	6.1%	25.08
2027	29	1,092,000	8.3%	13.01	116	347,000	12.5%	36.92	145	1,439,000	9.0%	18.77
2028	28	945,000	7.1%	20.69	83	279,000	10.0%	42.38	111	1,224,000	7.6%	25.63
2029	60	2,479,000	18.7%	21.40	103	350,000	12.6%	43.60	163	2,829,000	17.7%	24.15
2030	44	2,300,000	17.4%	12.74	56	221,000	7.9%	43.00	100	2,521,000	15.7%	15.39
2031	20	1,302,000	9.8%	14.73	40	146,000	5.2%	34.06	60	1,448,000	9.0%	16.68
2032	11	331,000	2.5%	16.89	48	160,000	5.8%	35.40	59	491,000	3.1%	22.92
2033	22	722,000	5.5%	18.79	39	137,000	4.9%	39.31	61	859,000	5.4%	22.06
2034	21	857,000	6.5%	18.68	46	165,000	5.9%	38.39	67	1,022,000	6.4%	21.87
2035	15	680,000	5.1%	19.10	39	158,000	5.7%	34.44	54	838,000	5.2%	21.99
Thereafter	27	1,363,000	10.3%	19.11	27	114,000	4.2%	38.58	54	1,477,000	9.3%	20.62
Subtotal/Average	304	12,864,000	97.2%	$17.43	773	2,570,000	92.4%	$39.07	1,077	15,434,000	96.4%	$21.03
Vacant	15	366,000	2.8%	N/A	89	211,000	7.6%	N/A	104	577,000	3.6%	N/A
Total/Average	319	13,230,000	100.0%	N/A	862	2,781,000	100.0%	N/A	1,181	16,011,000	100.0%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent.

Note: Amounts shown in the table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (excludes Sunrise Mall and includes properties in redevelopment) and excludes 58,000 sf of self-storage space.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL OPTIONS
As of March 31, 2025

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	2	39,000	0.3%	$16.27	33	98,000	3.5%	$28.67	35	137,000	0.9%	$25.14
2025	3	57,000	0.4%	17.13	32	75,000	2.7%	45.40	35	132,000	0.8%	33.19
2026	8	152,000	1.1%	21.17	63	144,000	5.2%	48.08	71	296,000	1.8%	34.26
2027	4	66,000	0.5%	17.85	65	140,000	5.0%	40.78	69	206,000	1.3%	33.43
2028	5	229,000	1.7%	19.34	45	131,000	4.7%	43.24	50	360,000	2.2%	28.04
2029	14	407,000	3.1%	19.65	52	155,000	5.6%	46.22	66	562,000	3.5%	26.98
2030	11	366,000	2.8%	18.23	35	123,000	4.4%	42.38	46	489,000	3.1%	24.31
2031	8	251,000	1.9%	22.34	34	101,000	3.6%	41.08	42	352,000	2.2%	27.72
2032	5	216,000	1.6%	20.55	38	122,000	4.4%	38.63	43	338,000	2.1%	27.07
2033	14	318,000	2.4%	30.12	25	75,000	2.7%	59.17	39	393,000	2.5%	35.66
2034	19	578,000	4.4%	22.56	46	169,000	6.1%	43.28	65	747,000	4.7%	27.25
2035	11	184,000	1.4%	23.32	26	99,000	3.6%	45.13	37	283,000	1.8%	30.95
Thereafter	200	10,001,000	75.6%	23.33	279	1,138,000	40.9%	48.99	479	11,139,000	69.5%	25.95
Subtotal/Average	304	12,864,000	97.2%	$22.96	773	2,570,000	92.4%	$45.82	1,077	15,434,000	96.4%	$26.77
Vacant	15	366,000	2.8%	N/A	89	211,000	7.6%	N/A	104	577,000	3.6%	N/A
Total/Average	319	13,230,000	100.0%	N/A	862	2,781,000	100.0%	N/A	1,181	16,011,000	100.0%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent and is adjusted for assumed exercised options using option rents specified in the underlying leases. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (excludes Sunrise Mall and includes properties in redevelopment) and excludes 58,000 sf of self-storage space.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of March 31, 2025
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(6)	Major Tenants

RETAIL PORTFOLIO:
California:
Walnut Creek (Mt. Diablo)(4)	7,000	100.0%	$69.90	—	Sweetgreen
Walnut Creek (Olympic)	31,000	100.0%	80.50	—	Anthropologie
Connecticut:
Newington Commons	189,000	90.0%	10.30	$15,666	Walmart, Bob's Discount Furniture (lease not commenced)
Maryland:
Goucher Commons	155,000	92.5%	26.89	—	Sprouts, HomeGoods, Five Below, Ulta, Kirkland's, DSW, Golf Galaxy
Rockville Town Center	98,000	100.0%	13.28	—	Regal Entertainment Group
The Village at Waugh Chapel(5)	382,000	97.3%	24.28	$55,249	Safeway, Marshalls, Home Goods, T.J. Maxx, LA Fitness
Wheaton (leased through 2060)(3)	66,000	100.0%	18.35	—	Best Buy
Woodmore Towne Centre	712,000	98.8%	18.52	$117,200	Costco, Wegmans, At Home, Best Buy, LA Fitness, Nordstrom Rack
Massachusetts:
Cambridge (leased through 2033)(3)	48,000	100.0%	28.32	—	PetSmart, Central Rock Gym
Gateway Center	640,000	100.0%	9.73	—	Costco, Target, Home Depot, Total Wine
Shoppers World	752,000	100.0%	22.66	—	T.J. Maxx, Marshalls, Home Sense, Sierra Trading, Public Lands, Golf Galaxy, Nordstrom Rack, Hobby Lobby, AMC, Kohl's, Best Buy
The Shops at Riverwood	79,000	100.0%	27.25	$20,862	Price Rite, Planet Fitness, Goodwill
Wonderland Marketplace	140,000	100.0%	14.24	—	Planet Fitness, Marshalls, Get Air, Big Lots
Missouri:
Manchester Plaza	131,000	100.0%	12.09	$12,500	Pan-Asia Market, Academy Sports, Bob's Discount Furniture
New Hampshire:
Salem (leased through 2102)(3)	39,000	100.0%	10.61	—	Fun City
New Jersey:
Bergen Town Center - East(5)(8)	253,000	92.1%	22.56	—	Lowe's, Best Buy, REI
Bergen Town Center - West	1,005,000	96.0%	33.63	$290,000	Target, Whole Foods Market, Burlington, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale's Outlet, Nike Factory Store, Old Navy, Kohl's, World Market
Briarcliff Commons	180,000	100.0%	25.07	$30,000	Uncle Giuseppe's, Kohl's
Brick Commons	277,000	100.0%	22.09	$50,000	ShopRite, Kohl's, Marshalls, Old Navy
Brunswick Commons	427,000	100.0%	16.17	$63,000	Lowe's, Kohl's, Dick's Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
Carlstadt Commons (leased through 2050)(3)	78,000	98.3%	21.74	—	Food Bazaar
Garfield Commons	298,000	100.0%	16.39	$38,700	Walmart, Burlington, Marshalls, PetSmart, Ulta
Greenbrook Commons	170,000	98.3%	20.06	$31,000	BJ's Wholesale Club, Aldi
Hackensack Commons	275,000	100.0%	26.36	$66,400	The Home Depot, 99 Ranch, Staples, Petco
Hanover Commons	343,000	100.0%	23.77	$59,855	The Home Depot, Dick's Sporting Goods, Saks Off Fifth, Marshalls
Heritage Square(5)	87,000	100.0%	31.52	—	HomeSense, Sierra Trading Post, Ulta
Hudson Commons	236,000	100.0%	14.86	—	Lowe's, P.C. Richard & Son
Hudson Mall	381,000	75.3%	19.17	—	Marshalls, Retro Fitness, Staples, Old Navy, national off-price retailer (lease not commenced)
Kearny Commons	123,000	100.0%	25.36	—	LA Fitness, Marshalls, Ulta
Kennedy Commons	62,000	100.0%	15.73	—	Food Bazaar

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of March 31, 2025
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(6)	Major Tenants
Lodi Commons	43,000	100.0%	20.17	—	Dollar Tree
Ledgewood Commons(5)	447,000	99.3%	15.30	$50,000	Walmart, Ashley Furniture, At Home, Barnes & Noble, Burlington, DSW, Marshalls, Old Navy, Ulta
Manalapan Commons	200,000	93.7%	23.68	—	Best Buy, Raymour & Flanigan, PetSmart, Avalon Flooring, Atlantic Health, Nordstrom Rack
Marlton Commons	214,000	100.0%	17.52	$35,844	ShopRite, Kohl's, PetSmart
Millburn	104,000	88.3%	30.47	$21,396	Trader Joe's, CVS, PetSmart
Montclair	18,000	100.0%	35.20	$7,250	Whole Foods Market
Paramus (leased through 2033)(3)	63,000	100.0%	49.97	—	24 Hour Fitness
Plaza at Cherry Hill	417,000	65.4%	15.37	—	Aldi, Total Wine, Raymour & Flanigan, Guitar Center
Plaza at Woodbridge	293,000	89.2%	22.01	$50,554	Best Buy, Raymour & Flanigan, Lincoln Tech, UFC Gym, Trader Joe's (lease not commenced)
Rockaway River Commons	189,000	100.0%	15.56	$26,075	ShopRite, T.J. Maxx
Rutherford Commons (leased through 2099)(3)	196,000	100.0%	14.04	$23,000	Lowe's
Stelton Commons (leased through 2039)(3)	56,000	100.0%	22.01	—	Staples, Party City
Tonnelle Commons	410,000	100.0%	23.38	$94,816	BJ's Wholesale Club, Walmart, PetSmart
Totowa Commons	272,000	100.0%	21.61	$50,800	The Home Depot, Staples, Tesla (lease not commenced), Lidl (lease not commenced), Boot Barn (lease not commenced)
Town Brook Commons	231,000	86.6%	14.53	$29,451	Stop & Shop, Kohl's
West Branch Commons	279,000	97.7%	16.63	—	Lowe's, Burlington
West End Commons	241,000	100.0%	11.89	$23,594	Costco, The Tile Shop, La-Z-Boy, Petco, Da Vita Dialysis
Woodbridge Commons	225,000	100.0%	14.04	$22,100	Walmart, Dollar Tree, Advance Auto Parts
New York:
Amherst Commons	311,000	98.1%	11.35	—	BJ's Wholesale Club, Burlington, LA Fitness, Ross Dress for Less, Bob's Discount Furniture
Bruckner Commons(5)	335,000	82.0%	43.93	—	ShopRite, Burlington, BJ's Wholesale Club (lease not commenced)
Shops at Bruckner(5)	113,000	100.0%	39.72	$37,220	Aldi, Marshalls, Five Below, Old Navy
Burnside Commons	100,000	92.5%	18.92	—	Bingo Wholesale
Cross Bay Commons	44,000	95.8%	41.76	—	Northwell Health
Dewitt (leased through 2041)(3)	46,000	100.0%	19.36	—	Best Buy
Forest Commons	165,000	90.4%	26.74	—	Western Beef, Planet Fitness, Advance Auto Parts, NYC Public School
Gun Hill Commons	81,000	100.0%	39.88	—	Aldi, Planet Fitness
Henrietta Commons (leased through 2056)(3)	165,000	97.9%	4.71	—	Kohl's
Huntington Commons	208,000	98.0%	22.26	$43,704	ShopRite, Marshalls, Old Navy, Petco, Burlington
Kingswood Crossing	108,000	100.0%	48.05	—	Target, Marshalls, Maimonides Medical, Visiting Nurse Services, Emblem Health (lease not commenced)
Meadowbrook Commons (leased through 2040)(3)	44,000	100.0%	24.54	—	Bob's Discount Furniture
Mount Kisco Commons	189,000	100.0%	18.09	$10,205	Target, Stop & Shop
New Hyde Park (leased through 2029)(3)	101,000	100.0%	23.41	—	Stop & Shop
Yonkers Gateway	448,000	98.9%	21.06	$50,000	Burlington, Marshalls, HomeSense, Best Buy, DSW, PetSmart, Alamo Drafthouse Cinema, Wren Kitchens, national grocer (lease not commenced)

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of March 31, 2025
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(6)	Major Tenants
Pennsylvania:
Broomall Commons(5)	170,000	100.0%	15.43	—	Amazon Fresh, Planet Fitness, PetSmart, Nemours Children's Hospital, Picklr (lease not commenced)
Lincoln Plaza	228,000	100.0%	5.35	—	Lowe's, Community Aid, Mattress Firm
MacDade Commons	102,000	100.0%	12.51	—	Walmart
Marten Commons	185,000	100.0%	15.73	—	Kohl's, Ross Dress for Less, Staples, Petco
Wilkes-Barre Commons	184,000	100.0%	13.42	—	Bob's Discount Furniture, Ross Dress for Less, Marshalls, Petco, Wren Kitchen
Wyomissing (leased through 2065)(3)	76,000	100.0%	16.56	—	LA Fitness, PetSmart
South Carolina:
Charleston (leased through 2063)(3)	45,000	100.0%	15.96	—	Best Buy
Virginia:
Norfolk (leased through 2069)(3)	114,000	100.0%	8.56	—	BJ's Wholesale Club
Puerto Rico:
Shops at Caguas	356,000	97.2%	33.68	$81,132	Sector Sixty6, Old Navy, Foot Locker
The Outlets at Montehiedra(5)	531,000	97.2%	24.40	$73,029	The Home Depot, Marshalls, Caribbean Cinemas, Old Navy, Ralph's Food Warehouse, T.J. Maxx, Burlington
Total Retail Portfolio	16,011,000	96.4%	$21.03	$1,580,602

Sunrise Mall(4)(5)(7)	1,228,000	22.3%	5.10	—	Dick's Sporting Goods

Total Urban Edge Properties	17,239,000	91.1%	$20.75	$1,580,602
(1) Percent leased is expressed as the percentage of gross leasable area subject to a lease, excluding temporary tenants. The Company excludes 58,000 sf of self-storage from the report above.
(2) Weighted average annual base rent per square foot including ground leases and executed leases for which rent has not commenced is calculated by annualizing tenants' current base rent (excluding any free rent periods), and excluding tenant reimbursements, concessions and storage rent. Excluding the ground leases where the Company is the lessor, the weighted average annual base rent per square foot for our retail portfolio is $23.64 per square foot.
(3) The Company is a lessee under a ground or building lease. The total square feet disclosed for the building will revert to the lessor upon lease expiration. On January 31, 2025, our property in Springfield, PA reverted to the lessor upon expiration of the ground lease.
(4) We own 95% of Walnut Creek (Mt. Diablo) and 82.5% of Sunrise Mall with the remaining portions in each case owned by joint venture partners.
(5) Not included in the same-property pool for the purposes of calculating same-property metrics for the quarters ended March 31, 2025 and 2024.
(6) Mortgage debt balances exclude unamortized debt issuance costs.
(7) A portion of the property is under a ground lease through 2069.
(8) A portion of the property is classified as held for sale as of March 31, 2025.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the three months ended March 31, 2025
(dollars in thousands)

2025 Property Acquisitions:

Date Acquired	Property Name	City	State	GLA	Price
None.

2025 Property Dispositions:

Date Disposed	Property Name	City	State	GLA	Price
None.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of March 31, 2025
(in thousands, except square footage data)

Active Projects	Estimated Gross Cost(1)		Incurred as of 3/31/25	Target Stabilization(2)	Description and Status
Bruckner Commons (Phase A)(5)	$51,300		$26,500	2Q27	Retenanting a portion of the former Kmart box with BJ's Wholesale Club
Bruckner Commons (Phase B)(5)	18,400		2,100	4Q26	Redeveloping Toys "R" Us box with 20,000 sf of retail and restaurant pads
Hudson Mall(3)	11,500		7,200	2Q26	Retenanting former Toys "R" Us box with national off-price retailer
Yonkers Gateway Center (Phase C)(3)	8,400		600	1Q27	Redemising multiple suites for national grocer and Hallmark relocation
Manalapan Commons (Phase B)(3)	7,500		5,400	3Q25	Backfilling vacant Bed Bath & Beyond with 25,000± sf Nordstrom Rack (open) and remaining 12,000± sf
The Outlets at Montehiedra (Phase E)(5)	7,400		4,900	2Q25	Backfilling Tiendas Capri with 33,000 sf Burlington
Marlton Commons(3)	7,300		6,300	2Q25	Redeveloping Friendly's with new 11,000± sf multi-tenant pad (First Watch, Cava, and Mattress Firm executed)
Totowa Commons (Phase A)(3)	5,700		2,100	4Q25	Backfilling former Bed Bath & Beyond box with Tesla
Brick Commons(3)	5,300		4,900	2Q25	Replacing Santander Bank with two quick service restaurants (Shake Shack and First Watch executed)
Kingswood Crossing (Phase A)(3)	5,300		300	2Q26	Adding 17,000± sf Emblem Health
Walnut Creek(3)	3,500		2,700	3Q25	Retenanting former Z Gallerie with Sweetgreen (open) and Ronbow
Bergen Town Center (Phase E)(3)	3,400		2,400	4Q25	Backfilling vacant Midas space with First Watch
Totowa Commons (Phase B)(3)	3,100		700	1Q26	Retenanting vacant Marshalls with 27,000 sf Lidl and 18,000 sf Boot Barn
Yonkers Gateway Center (Phase B)(3)	2,600		2,000	3Q25	Relocating Red Wing Shoes, adding Dave's Hot Chicken into vacant shop space and expanding Best Buy in former Red Wing Shoes
Plaza at Woodbridge (Phase A)(3)	2,400		200	1Q26	Retenanting 17,000± sf of former Bed Bath & Beyond with Trader Joe's
The Outlets at Montehiedra (Phase B)(5)	2,200		300	1Q26	Developing new 6,000± sf pad for Texas Roadhouse
Huntington Commons (Phase D)(3)	2,200		2,200	2Q25	Retenanting former bank pad with Starbucks and Yoga Six
Broomall Commons(5)	1,800		—	1Q26	Backfilling vacant anchor with Picklr
Woodmore Towne Centre (Phase A)(3)	1,700		500	3Q26	New pad for free standing Bank of America
Ledgewood Commons	1,500		—	3Q26	Developing new restaurant pad for Tommy's Tavern + Tap
Newington Commons(3)	1,400		100	1Q26	Backfilling former Staples with Bob's Discount Furniture
Plaza at Cherry Hill (Phase C)(3)	1,400		200	1Q26	Backfilling vacant space with 10,000 sf Big Blue Swim
Plaza at Woodbridge (Phase B)(3)	1,100		—	4Q27	Expanding existing ExtraSpace self-storage by 13,000± sf in vacant space
Total	$156,400	(4)	$71,600

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Target Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table on page 30. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(3) Results from these properties are included in our same-property metrics for the quarter ended March 31, 2025.
(4) The estimated, unleveraged yield for total Active Projects is 14% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Active Projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces is based on the total NOI directly attributable to the project and the estimated project costs.
(5) Results from these properties are included in our same-property including redevelopment metrics for the quarter ended March 31, 2025.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of March 31, 2025
(in thousands, except square footage data)

Completed Projects	Estimated Gross Cost(1)		Incurred as of 3/31/25	Stabilization(2)	Description
The Outlets at Montehiedra (Phase C)(6)	$12,600		$10,600	1Q25	Demised and retenanted former Kmart box with Ralph's Food Warehouse and Urology Hub
Amherst Commons(3)	3,100		2,800	1Q25	Backfilled vacant anchor with Ross Dress for Less and Bob's Discount Furniture
Bergen Town Center (Phase D)(3)	2,700		2,300	1Q25	Backfilled former Neiman Marcus with World Market
Bergen Town Center (Phase C)(3)	1,700		800	1Q25	Backfilled vacant restaurant space with Ani Ramen and retenanted former Qdoba with Bluestone Lane
Manalapan Commons (Phase A)(3)	1,600		1,500	1Q25	Backfilled vacant A.C. Moore space with 18,000 sf Atlantic Health
The Outlets at Montehiedra (Phase D)(6)	4,800		4,600	4Q24	Retenanted 24,000 sf of vacant Kmart box with T.J. Maxx
Burnside Commons(3)	6,900		6,900	3Q24	Retenanted anchor vacancy with Bingo Wholesale
Kingswood Crossing (Phase A)(3)	3,100		3,100	3Q24	Backfilled 21,000 sf vacancy with Visiting Nurse Service of NY
Huntington Commons (Phase B)(3)	13,300		12,500	2Q24	Backfilled the relocated Marshalls box with Burlington, as well as center repositioning and renovations
Total	$49,800	(4)	$45,100

Future Redevelopment(5)	Location	Opportunity
Bergen Town Center(3)	Paramus, NJ	Improvements to common areas and enhancements to merchandising mix
Brunswick Commons(3)	East Brunswick, NJ	Develop new pad
Hudson Mall(3)	Jersey City, NJ	Reposition mall with retail and amenity upgrades and consideration of alternate uses
The Plaza at Cherry Hill(3)	Cherry Hill, NJ	Renovate exterior of center and common areas and upgrade tenancy
Sunrise Mall	Massapequa, NY	Redevelop mall including consideration of alternate uses

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table above.
(3) Results from these properties are included in our same-property metrics for the quarter ended March 31, 2025.
(4) The estimated unleveraged yield for Completed projects is 18% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Completed projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces as a result of bankruptcy is based on the total NOI directly attributable to the project and the estimated project costs.
(5) The Company has identified future redevelopment opportunities which are, or will soon be, in planning phases and as such, may not ultimately become active projects. Proceeding with these investments is subject to many factors outside of the Company's control, and it is possible that municipal or other approvals may delay or suspend our ability to proceed with such plans. The execution of these projects is discretionary and we are under no current obligation to fund these projects.
(6) Results from these properties are included in our same-property including redevelopment metrics for the quarter ended March 31, 2025.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of March 31, 2025 and December 31, 2024
(in thousands)

	March 31, 2025	December 31, 2024
Secured fixed rate debt	$1,530,048	$1,532,915
Secured variable rate debt	50,554	50,905
Unsecured variable rate debt	75,000	50,000
Total debt	$1,655,602	$1,633,820

% Secured fixed rate debt	92.4%	93.8%
% Secured variable rate debt	3.1%	3.1%
% Unsecured variable rate debt	4.5%	3.1%
Total	100%	100%

Secured mortgage debt	$1,580,602	$1,583,820
Unsecured debt(1)	75,000	50,000
Total debt	$1,655,602	$1,633,820

% Secured mortgage debt	95.5%	96.9%
% Unsecured debt	4.5%	3.1%
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	4.5 years	4.7 years
Weighted average remaining maturity on unsecured debt	2.9 years	3.1 years

Total market capitalization (see page 18)	$4,171,682

% Secured mortgage debt	37.9%
% Unsecured debt	1.8%
Total debt: Total market capitalization	39.7%

Weighted average interest rate on secured mortgage debt(2)	5.04%	5.04%
Weighted average interest rate on unsecured debt(2)	5.45%	5.47%
Total debt	5.05%	5.05%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.

(1) As of March 31, 2025, there was $75 million outstanding on our unsecured $800 million line of credit. Subsequent to the quarter, the Company repaid $25 million of the balance. The agreement has a maturity date of February 9, 2027 with two six-month extension options. Borrowings under the agreement bear interest at the Secured Overnight Financing Rate ("SOFR") plus an applicable margin of 1.03% to 1.50% and an annual facility fee of 15 to 30 basis points based on our current leverage ratio. At March 31, 2025, the applicable margin was 1.03% over SOFR. As of March 31, 2025, the Company had obtained seven letters of credit issued under the line of credit aggregating $32.1 million which were provided to mortgage lenders and other entities to secure its obligations for certain capital requirements. The letters of credit remain undrawn but have reduced the amount available under the facility commensurate with their face values.
(2) Weighted average interest rate is calculated based on balances outstanding at the respective dates.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of March 31, 2025 and December 31, 2024
(dollars in thousands)

Property	Maturity Date	Rate	March 31, 2025	December 31, 2024	Percent of Mortgage Debt at March 31, 2025
West End Commons	12/10/2025	3.99%	$23,594	$23,717	1.5%
Town Brook Commons	12/1/2026	3.78%	29,451	29,610	1.9%
Rockaway River Commons	12/1/2026	3.78%	26,075	26,215	1.6%
Hanover Commons	12/10/2026	4.03%	59,855	60,155	3.8%
Tonnelle Commons	4/1/2027	4.18%	94,816	95,286	6.0%
Manchester Plaza	6/1/2027	4.32%	12,500	12,500	0.8%
Millburn Gateway Center	6/1/2027	3.97%	21,396	21,525	1.4%
Plaza at Woodbridge(1)	6/8/2027	5.26%	50,554	50,905	3.2%
Totowa Commons	12/1/2027	4.33%	50,800	50,800	3.2%
Woodbridge Commons	12/1/2027	4.36%	22,100	22,100	1.4%
Brunswick Commons	12/6/2027	4.38%	63,000	63,000	4.0%
Rutherford Commons	1/6/2028	4.49%	23,000	23,000	1.5%
Hackensack Commons	3/1/2028	4.36%	66,400	66,400	4.2%
Marlton Commons	12/1/2028	3.86%	35,844	36,024	2.3%
Yonkers Gateway Center	4/10/2029	6.30%	50,000	50,000	3.2%
Ledgewood Commons	5/5/2029	6.03%	50,000	50,000	3.2%
Shops at Riverwood	6/24/2029	4.25%	20,862	20,958	1.3%
Shops at Bruckner	7/1/2029	6.00%	37,220	37,350	2.4%
Greenbrook Commons	9/1/2029	6.03%	31,000	31,000	2.0%
Huntington Commons	12/5/2029	6.29%	43,704	43,704	2.8%
Bergen Town Center	4/10/2030	6.30%	290,000	290,000	18.2%
The Outlets at Montehiedra	6/1/2030	5.00%	73,029	73,551	4.6%
Montclair(2)	8/15/2030	3.15%	7,250	7,250	0.5%
Garfield Commons	12/1/2030	4.14%	38,700	38,886	2.4%
The Village at Waugh Chapel(3)	12/1/2031	3.76%	55,249	55,071	3.5%
Brick Commons	12/10/2031	5.20%	50,000	50,000	3.2%
Woodmore Towne Centre	1/6/2032	3.39%	117,200	117,200	7.3%
Newington Commons	7/1/2033	6.00%	15,666	15,719	1.0%
Shops at Caguas	8/1/2033	6.60%	81,132	81,504	5.1%
Briarcliff Commons	10/1/2034	5.47%	30,000	30,000	1.9%
Mount Kisco Commons(4)	11/15/2034	6.40%	10,205	10,390	0.6%
Total mortgage debt		5.04%	$1,580,602	$1,583,820	100.0%
Total unamortized debt issuance costs			(13,354)	(14,067)
Total mortgage debt, net			$1,567,248	$1,569,753

(1)Bears interest at one month SOFR plus 226 bps. The variable component of the debt is hedged with an interest rate cap agreement to limit SOFR to a maximum of 3%, which expires July 1, 2025.
(2)Bears interest at SOFR plus 257 bps. The fixed and variable components of the debt are hedged with an interest rate swap agreement, fixing the rate at 3.15%, which expires at the maturity of the loan.
(3)The mortgage payable balance includes unamortized debt mark-to-market discount of $4.8 million.
(4)The mortgage payable balance includes unamortized debt mark-to-market discount of $0.6 million.

URBAN EDGE PROPERTIES
DEBT MATURITY SCHEDULE
As of March 31, 2025
(dollars in thousands)

Year	Amortization	Balloon Payments	Revolving Credit Facilities(1)	Premium/(Discount) Amortization	Total	Weighted Average Interest rate at maturity	Percent of Debt Maturing
2025(2)	$10,477	$23,258	$—	$(580)	$33,155	4.3%	2.0%
2026	14,505	111,228	—	(774)	124,959	4.0%	7.5%
2027	10,629	306,781	—	(774)	316,636	4.5%	19.1%
2028	9,559	122,402	75,000	(773)	206,188	4.7%	12.5%
2029	8,163	224,990	—	(773)	232,380	6.0%	14.0%
2030	5,566	391,042	—	(773)	395,835	5.9%	23.9%
2031	3,741	110,000	—	(713)	113,028	4.5%	6.8%
2032	3,986	117,200	—	(60)	121,126	3.5%	7.3%
2033	2,986	78,094	—	(60)	81,020	6.5%	4.9%
Thereafter	1,333	30,000	—	(58)	31,275	5.5%	2.0%
Total	$70,945	$1,514,995	$75,000	$(5,338)	$1,655,602	5.1%	100%
	Unamortized debt issuance costs				(13,354)
	Total outstanding debt, net				$1,642,248
(1) Our $800 million revolving credit facility matures on February 9, 2027, plus two six-month extensions at our option, to February 9, 2028.
(2) Remainder of 2025.